UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2009

DEL MONTE FOODS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year

On September 24, 2009, Del Monte Foods Company (the “Company”) held its 2009 Annual Meeting of Stockholders, at which the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), voted in favor of amending and restating the Company’s Certificate of Incorporation (as amended and restated, the “Certificate”). The Certificate phases out the classification of the Board and provides instead for the annual election of directors beginning at the 2010 Annual Meeting of Stockholders. Beginning with the Annual Meeting of Stockholders in 2012, the declassification of the Board will be complete and all directors will be subject to annual election to one-year terms. In addition, consistent with Delaware law, the Certificate provides that directors may be removed with or without cause. The Certificate was filed with the Delaware Secretary of State on September 24, 2009.

In connection with approving the Certificate and recommending it to the stockholders for approval at the 2009 Annual Meeting of Stockholders, the Board (upon recommendation of the Nominating and Corporate Governance Committee of the Board) approved amended and restated Bylaws of the Company (as amended and restated, the “Bylaws”), which incorporate conforming changes to Section 7 of Article II and became effective upon the filing of the Certificate with the Delaware Secretary of State.

The foregoing summary of the amendments reflected in the Certificate and Bylaws does not purport to be complete and is qualified in its entirety by reference to the Certificate and Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description
3.1	Certificate of Incorporation of Del Monte Foods Company, as amended and restated September 24, 2009

3.2	Del Monte Foods Company Bylaws, as amended and restated September 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: September 25, 2009	By:	/s/ James Potter
	Name: Title:	James Potter Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Incorporation of Del Monte Foods Company, as amended and restated September 24, 2009

3.2	Del Monte Foods Company Bylaws, as amended and restated September 24, 2009